UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

ABGENIX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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About the Proposed Transaction

Abgenix, Inc. (“Abgenix”) intends to file a proxy statement and other relevant documents related to the proposed merger with the Securities and Exchange Commission (“SEC”).  ABGENIX STOCKHOLDERS ARE URGED TO READ ABGENIX’S PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, and Abgenix stockholders and investors may obtain free copies of the documents filed with the SEC by Abgenix (when they are available) from its corporate website at www.abgenix.com or by directing a request by mail or telephone to Abgenix, Inc., 6701 Kaiser Drive, Fremont, California 94555, Attention: Investor Relations, Telephone: 510-608-6500.

Abgenix, its directors and executive officers and other persons may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Abgenix in connection with the proposed merger.  Information regarding the interests of such “participants” will be set forth in Abgenix’s proxy statement regarding the proposed merger when it becomes available.  Information regarding certain of these persons and their beneficial ownership of common stock of Abgenix as of April 8, 2005 is also set forth in the proxy statement for Abgenix’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2005.

E-mail from Bill Ringo to Abgenix Employees

From: Ringo, Bill

Sent: Tuesday, December 20, 2005 9:14 AM

To: Abgenix, Employees

Subject: Year End Message

As we come to the end of 2005, let me congratulate each of you on your many contributions to a very successful year for our company.  We accomplished what few biotechs are able to do, the submission of a product for registration.  You should all be very proud of the many benefits panitumumab will bring to cancer patients worldwide.

Our operations team successfully completed the necessary conformance lots and the CM&C portion of the BLA and are now preparing for the pre-license inspection.

We undertook a restructuring of the company and consolidated our research activities in Burnaby.  This action enhanced our productivity and reduced costs.

Several operational projects were started and completed during 2005, contributing to a stronger Abgenix.

New people joined the organization during this past year, each bringing experiences and skills capable of contributing to our future.

We also continued to refine our partnerships and product portfolio, moving more antibodies into the clinic and pre-clinical stage of development.

I know many of you have questions regarding last week’s announcement and what the merger with Amgen means to you.  We will make every effort to address as many of your concerns as quickly as possible in the new year. Remember, Amgen is committed to the acquisition of Abgenix because of our products, our technology, and our people.  You have helped to create this value.

On behalf of the executive team and the board of directors, let me wish the happiest of holiday seasons to you and your family.

With deepest appreciation,

Bill